(MKS LOGO)

                                                           FOR IMMEDIATE RELEASE


                                                           Contact:  Ron Weigner
                                      Vice President and Chief Financial Officer
                                                                    978.975.2350


               MKS INSTRUMENTS REPORTS FOURTH QUARTER 2003 RESULTS

   25% SEQUENTIAL REVENUE INCREASE TO $102 MILLION AND RETURN TO PROFITABILITY

   Andover, Mass. -- February 3, 2004 -- MKS Instruments, Inc. (NASDAQ: MKSI), a leading worldwide provider of process control technologies for improving productivity in semiconductor and other advanced manufacturing processes, today reported fourth quarter and full year 2003 results. Fourth quarter 2003 revenues totaled $101.8 million, a 25 percent increase from $81.6 million in the third quarter of 2003 and a 31 percent increase from $77.6 million in the fourth quarter of 2002.

   On a GAAP basis, net earnings were $2.1 million, or $0.04 per diluted share, in the fourth quarter of 2003 compared to a net loss of $5.6 million, or $0.11 per basic share, in the third quarter of 2003 and a net loss of $19.2 million, or $0.37 per basic share, in the fourth quarter of 2002. The prior year fourth quarter included a special non-cash charge of $13.4 million, or $0.26 per share, for the reversal of MKS' net deferred tax assets.

   On an ongoing operating or non-GAAP basis, which excludes amortization of acquired intangible assets, the tax charge and other special items, net earnings were $5.9 million, or $0.11 per diluted share, in the fourth quarter of 2003 compared to a net loss of $1.7 million, or $0.03 per basic share, in the third quarter of 2003 and a net loss of $3.3 million, or $0.06 per basic share, in the fourth quarter of 2002.

   For the full year of 2003, net sales increased by 7 percent to $337.3 million from $314.8 million in 2002. The GAAP net loss was reduced to $16.4 million, or $0.32 per basic share, in 2003 from $39.5 million, or $0.79 per basic share, in 2002.

   "We are pleased with our strong revenue growth and return to profitability at the beginning of what we see as a cyclical upturn. Fourth quarter revenues increased across our product groups, as an improving economy and higher utilization at the leading edge
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drove semiconductor capital equipment investment," said John R. Bertucci,
Chairman, Chief Executive Officer and President.

   "Given the accelerating demand for our broad portfolio of sophisticated process control and information management solutions, we estimate first quarter 2004 revenues could increase by approximately 20 percent sequentially to a range of $120 to $125 million, and GAAP net earnings could range from $0.10 to $0.15 per share. On an ongoing operating or non-GAAP basis, first quarter net earnings could range from $0.20 to $0.25 per share, excluding amortization of acquired intangible assets and restructuring charges."

   The financial results that exclude certain charges and special items are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS' management uses these non-GAAP measures internally to evaluate the company's performance and manage its operations, and believes that these measures provide useful information for understanding operating results and comparing prior periods.

   Management will host a conference call on February 3, 2004 at 5:00 p.m. (Eastern Time) to discuss these financial results. Interested parties can access the live call and a rebroadcast at www.mksinstruments.com. To hear a replay through February 10, 2004, dial 303-590-3000, passcode 563854#.

   MKS Instruments, Inc. is a leading worldwide provider of process control solutions for advanced manufacturing processes such as semiconductor device manufacturing; thin-film manufacturing for flat panel displays, data storage media, architectural glass and electro-optical products; and technology for medical imaging equipment. Our instruments, components and subsystems incorporate sophisticated technologies to power, measure, control, and monitor increasingly complex gas-related semiconductor manufacturing processes, thereby enhancing our customers' uptime, yield and throughput, and improving their productivity and return on invested capital.

   This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding MKS' future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the
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projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS' major customers, potential fluctuations in quarterly results, the failure of MKS and acquired companies to realize the anticipated benefits of their combined businesses, the challenges and risks involved with integrating the operations of MKS and acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS' filings with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###
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                             MKS INSTRUMENTS, INC.
                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                      Three Months Ended
                                                                                         December 31,
                                                                                  --------------------------
                                                                                     2003            2002
                                                                                  ---------       ---------
Net sales                                                                         $ 101,778       $  77,558
Cost of sales                                                                        64,242          52,523
                                                                                  ---------       ---------
Gross profit                                                                         37,536          25,035

Research and development                                                             12,931          12,164
Selling, general and administrative                                                  17,523          19,596
Amortization of acquired intangible assets                                            3,685           3,777
Restructuring, asset impairment and other charges                                       959             318
                                                                                  ---------       ---------
Income (loss) from operations                                                         2,438         (10,820)

Interest income, net                                                                    271             235
Other (income) expenses                                                                (927)             --
                                                                                  ---------       ---------

Income (loss) before income taxes                                                     3,636         (10,585)
Provision for income taxes (NOTE 1)                                                   1,500           8,646
                                                                                  ---------       ---------
Net income (loss)                                                                 $   2,136       $ (19,231)
                                                                                  =========       =========

Net income (loss) per share (NOTE 2)                                              $    0.04       $   (0.37)
                                                                                  =========       =========
Weighted average shares outstanding (NOTE 2)                                         54,006          51,299




THE FOLLOWING SUPPLEMENTAL NON-GAAP EARNINGS INFORMATION IS PRESENTED TO AID
IN UNDERSTANDING MKS' OPERATING RESULTS:

GAAP net income (loss)                                                            $   2,136       $ (19,231)

Adjustments:
   Amortization of acquired intangible assets                                         3,685           3,777
   Restructuring, asset impairment and other charges                                    959             318
   Gain from insurance repayment (NOTE 3)                                              (927)             --
   Tax effect of adjustments                                                             --          (1,534)
   Special deferred tax charge (NOTE 1)                                                  --          13,378
                                                                                  ---------       ---------

Non-GAAP net income (loss) (NOTE 4)                                               $   5,853       $  (3,292)
                                                                                  =========       =========

Non-GAAP net income (loss) per share (NOTE 4)                                     $    0.11       $   (0.06)
                                                                                  =========       =========
Weighted average shares outstanding (NOTE 2)                                         54,006          51,299


NOTE 1: The provision for income taxes for the quarter ended December 31, 2002 includes a special deferred tax charge of $13,378 to establish a valuation allowance for the Company's net deferred tax assets. These assets remain available for use as deductions against future taxable income.

NOTE 2: Due to the net loss for the quarter ended December 31, 2002, net loss per share is based on the basic number of weighted average shares outstanding. For the quarter ended December 31, 2003, the Company reported net income and therefore, used the diluted weighted average shares outstanding.

NOTE 3: The Company recorded a gain of $927 from the early repayment of premiums related to a split dollar life insurance policy covering the Chairman and CEO of the Company.

NOTE 4: The Non-GAAP net income (loss) and non-GAAP net income (loss) per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

                             MKS INSTRUMENTS, INC.
                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                          Year Ended
                                                                                         December 31,
                                                                                  --------------------------
                                                                                     2003            2002
                                                                                  ---------       ---------
Net sales                                                                         $ 337,291       $ 314,773
Cost of sales                                                                       219,182         208,978
                                                                                  ---------       ---------
Gross profit                                                                        118,109         105,795

Research and development                                                             47,650          45,999
Selling, general and administrative                                                  69,891          77,830
Amortization of acquired intangible assets                                           14,692          13,897
Restructuring, asset impairment and other charges                                     1,593           2,726
Purchase of in-process technology                                                        --           8,390
                                                                                  ---------       ---------
Loss from operations                                                                (15,717)        (43,047)

Interest income, net                                                                  1,056           1,450
Income from litigation settlement                                                        --           4,200
Other (income) expenses                                                                (927)          4,121
                                                                                  ---------       ---------

Loss before income taxes                                                            (13,734)        (41,518)
Provision (benefit) for income taxes (NOTE 1)                                         2,651          (1,981)
                                                                                  ---------       ---------
Net loss                                                                          $ (16,385)      $ (39,537)
                                                                                  =========       =========

Net loss per share (NOTE 2)                                                       $   (0.32)      $   (0.79)
                                                                                  =========       =========
Weighted average shares outstanding (NOTE 2)                                         51,581          50,000




THE FOLLOWING SUPPLEMENTAL NON-GAAP EARNINGS INFORMATION IS PRESENTED TO AID
IN UNDERSTANDING MKS' OPERATING RESULTS:

GAAP net loss                                                                     $ (16,385)      $ (39,537)

Adjustments:
   Amortization of acquired intangible assets                                        14,692          13,897
   Restructuring, asset impairment and other charges                                  1,593           2,726
   Gain from insurance repayment (NOTE 3)                                              (927)             --
   Charge to reserve note and warrants (NOTE 4)                                          --           4,121
   Income from litigation settlement                                                     --          (4,200)
   Purchase of in-process technology                                                     --           8,390
   Tax effect of adjustments                                                             --          (6,147)
   Special deferred tax charge (NOTE 1)                                                  --          13,378
                                                                                  ---------       ---------

Non-GAAP net loss (NOTE 5)                                                        $  (1,027)      $  (7,372)
                                                                                  =========       =========

Non-GAAP net loss per share (NOTE 5)                                              $   (0.02)      $   (0.15)
                                                                                  =========       =========
Weighted average shares outstanding (NOTE 2)                                         51,581          50,000



NOTE 1: In the three months ended December 31, 2002, MKS recorded a full valuation allowance against its net deferred tax assets. Accordingly, MKS has not recorded a deferred tax benefit from the net operating loss incurred in the year ended December 31, 2003. The provision for income taxes of $2,651 in 2003 includes tax expense from foreign operations and state taxes.

NOTE 2: Due to the net loss for the periods, net loss per share is based on the basic number of weighted average shares outstanding.

NOTE 3: The Company recorded a gain of $927 from the early repayment of premiums related to a split dollar life insurance policy covering the Chairman and CEO of the Company.

NOTE 4: During 2001 MKS sold certain non-strategic assets for approximately $9,000, including a note receivable of $3,928 and warrants valued at $193. In the third quarter of 2002, MKS recorded a charge of $4,121 to establish a reserve against the note and warrants.

NOTE 5: The non-GAAP net loss and non-GAAP net loss per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.
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                              MKS INSTRUMENTS, INC.
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)



                                                      December 31,    December 31,
                                                          2003            2002
                                                        --------        --------
ASSETS

Cash and short-term investments                         $129,178        $128,714
Trade accounts receivable                                 65,454          45,505
Inventories                                               82,013          73,235
Other current assets                                       5,631           6,098
                                                        --------        --------
            Total current assets                         282,276         253,552

Property, plant and equipment, net                        76,121          82,595
Long-term investments                                     13,625          15,980
Goodwill                                                 259,924         259,781
Other acquired intangible assets                          56,192          67,720
Other assets                                               4,724           5,995
                                                        --------        --------

Total assets                                            $692,862        $685,623
                                                        ========        ========


LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term debt                                         $ 20,196        $ 18,472
Accounts payable                                          25,302          15,301
Other accrued expenses                                    26,310          27,771
                                                        --------        --------
            Total current liabilities                     71,808          61,544

Long-term debt                                             8,924          11,726
Other long-term liabilities                                3,820           1,663

Stockholders' equity:
Common stock                                                 113             113
Additional paid-in capital                               587,910         579,175
Retained earnings                                         12,238          28,623
Other stockholders' equity                                 8,049           2,779
                                                        --------        --------
            Total stockholders' equity                   608,310         610,690
                                                        --------        --------

Total liabilities and stockholders' equity              $692,862        $685,623
                                                        ========        ========
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